UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

TILT HOLDINGS INC

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
7655 E Redfield Road, Suite 110 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(480) 867-6100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on November 7, 2025, TILT Holdings Inc. (the “Company”) announced that the Supreme Court of British Columbia had issued an initial order granting the Company protection under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended.

On November 7, 2025, the Company received a letter (the “Notice Letter”) from Cboe Canada Inc. (“Cboe”) notifying the Company that, in accordance with Section 11.03 of the Cboe listing manual (the “Listing Manual”), trading in the Company’s common shares was suspended as of November 7, 2025. Cboe has also issued a bulletin to that effect. Additionally, on November 7, 2025, the Company’s securities were halted from quotation on the OTCID marketplace operated by OTC Markets Group, Inc.

The Notice Letter also stated that the Company’s common shares will be officially delisted as of November 18, 2025. There can be no assurance that the suspension will be lifted prior to the delisting.

On November 14, 2025, the Company issued a press release announcing the suspension from trading and the halting from quotation as well as the Notice Letter.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated November 14, 2025 (filed herewith).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: November 14, 2025	By:	/s/ Tim Conder
	Name:	Tim Conder
	Its:	Chief Executive Officer